EXHIBIT 10.51

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.



                                   COMMERCIAL

                        CONTRACT MANUFACTURING AGREEMENT

                                     BETWEEN

                        OSG NORWICH PHARMACEUTICALS, INC.

                                       AND

                               CELGENE CORPORATION

                                 APRIL 26, 2004



*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission.

         THIS COMMERCIAL CONTRACT MANUFACTURING AGREEMENT (the "Agreement") is made this 26th day of April, 2004 (the "Agreement Date"), by and between Celgene Corporation ("Celgene"), a Delaware corporation with a principal place of business at 7 Powder Horn Drive, Warren, New Jersey 07059, and OSG NORWICH PHARMACEUTICALS, INC ("NPI"), a Delaware corporation with a principal place of business at 6826 State Highway 12, Norwich, NY 13815 USA.

                                    RECITALS

         A. Celgene is engaged in the business of, among other things, developing and gaining regulatory approval for certain pharmaceutical products.

         B. NPI is in the business of contract manufacturing and packaging pharmaceutical products, and providing related services.

         C. Celgene has agreed to purchase from NPI, and NPI has agreed to provide to Celgene, certain manufacturing and quality assurance services relating to certain of Celgene's products, on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, Celgene and NPI (the "Parties") agree as follows:

                            ARTICLE 1 - DEFINITIONS

The following terms used in this Agreement shall have the meanings set forth below. Other terms of less general applicability are defined where appropriate and are listed in the List of Defined Terms in the Appendix.

         1.1 "Confidential Information" means any and all trademarks, trademark applications, trade names, copyrights, patents, patent applications, technical information, know-how, formulae, processes, clinical studies, trade secrets, confidential and/or proprietary information and other know-how, information, documents and/or materials, technology, formulations, specifications, testing data and analytical methods and other information which would be considered a trade secret under the Uniform Trade Secrets Act as in force and effect in the State of New York.

         1.2 "Manufacture", or any variation thereof, means all operations necessary to produce the Products to the specified state of completion in accordance with the terms and conditions of this Agreement. Without limiting the foregoing, the term "Manufacture" shall include (i) all receipt and storage of Materials incident to such operations, and (ii) the performance of all quality control procedures pertaining to the Products which are required by applicable regulations on the Agreement Date, and/or which become required by such regulations after the Agreement Date.

         1.3 "Product" or "Products" means those products of Celgene more fully described on Schedule 1.3 in the presentation forms listed in Schedule 1.3.

                                       1

*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission.

         1.4 "Materials" means raw materials (chemicals) and packaging materials used to Manufacture and package Products.

         1.5 "Specifications" mean the written methods, formulae, procedures, specifications, tests (and testing protocols) and standards pertaining to each presentation form of the Products set forth in Schedule 1.5, as modified from time to time.

         1.6 "Laws, Rules and Regulations" means current Good Manufacturing Practices as promulgated by the U.S. FDA as detailed in Title 21, United States Code of Federal Regulations, or when appropriate, any corresponding statutes and/or regulations of any other country's prescription pharmaceuticals regulating health authority / agency.

         1.7 "Latent Defect" means a deviation to Product Specifications that was discovered after the Product was shipped to the Celgene.

         1.8 "Supply Term" means the period starting on the Agreement Date and continuing for the initial term of this Agreement and any subsequent extension period as set forth in Section 7.1 hereof, subject to any earlier termination of this Agreement pursuant to Section 7.2 hereof.

                         ARTICLE 2 - SUPPLY OF PRODUCT

         2.1      OBLIGATIONS OF THE PARTIES.

                  (a) RELATIONSHIP OF THE PARTIES. No partnership, joint venture, or agency relationship is created between the Parties with respect to this Agreement.

                  (b) MANUFACTURE OF PRODUCTS. Subject to the terms and conditions hereof, NPI shall Manufacture Products in accordance with all applicable Laws, Rules and Regulations, and the Specifications provided to NPI by Celgene.

                  (c) PRODUCT RECALLS. Celgene shall be responsible for conducting product recalls and shall promptly notify NPI of any recall notice for supplied Products. NPI shall use commercially reasonable efforts to cooperate with and assist Celgene in the performance of such duties and obligations. NPI shall promptly notify Celgene if it receives any notice, including a recall notice, which is related to any Product. NPI shall pay for all out-of-pocket cost and expenses excluding consequential damages arising from any recall resulting from NPI's breach of this Agreement.

                  (d) ADVERSE DRUG EXPERIENCE REPORTS. Celgene shall be responsible for filing, with the responsible regulatory body in any country where Celgene markets products, any and all adverse drug reaction reports that it receives.

                  (e) PRODUCT COMPLAINTS. Celgene shall have the responsibility for fielding, investigating, and responding to all Product complaints. NPI shall provide reasonable cooperation in promptly investigating and reporting to Celgene the results of investigations for all Product complaints that may involve the Products not meeting the Specifications.

                                       2

*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission.

         2.2 TECHNOLOGY RIGHTS. Subject to the terms and conditions hereof, NPI shall have the right to use Celgene's Confidential Information, which relates in any way to the Products, solely to Manufacture the Products for Celgene or Celgene's successors or assigns. The Parties acknowledge and agree that Celgene is the owner of its Confidential Information and that NPI has no ownership rights thereto, and no right to use Celgene's Confidential Information except as provided in this Agreement.

         2.3 PURCHASE, RECEIPT AND STORAGE OF MATERIALS. Celgene shall supply the active pharmaceutical ingredient ("API") for the Products to NPI, at no cost to NPI. NPI shall, at its own cost, be responsible to receive and store such API, and purchase, receive and store all other Materials to support the Manufacture of Products.

         2.4 SHIPMENT OF FINISHED GOODS. All finished, labeled Products delivered hereunder to Celgene shall have proper dating on the labels. All Products delivered to Celgene hereunder shall be shipped Free Carrier (FCA per INCOTERMS 2000) NPI plant by a common carrier ("Carrier") approved and paid for by Celgene. NPI shall ship such quantities to the destinations(s) and at the time(s) specified in the Purchase Order (as defined in Section 3.1 hereof) by Celgene or its designee. Celgene will designate an approved Carrier or will provide a schedule of approved Carriers of which NPI will choose one from the list.

         2.5 LABELING AND PACKAGING OF SUPPLIED PRODUCTS. Celgene shall, at its own cost and expense, supply NPI with the mechanical design of artwork for all Products labeling ("Printed Matter") to be used by NPI in connection with packaging the Products. Each set of such artwork, and each partial set and/or alteration or amendment thereto, for each piece of Printed Matter, shall be identified by a unique item control number or code (the "Code") supplied by the Celgene, or Celgene's designated vendor, which is consistent with NPI's existing control practices. All physical specifications of all Printed Matter shall comply with NPI's control numbering system, quality control requirements, and reasonable manufacturing process constraints as provided by NPI. Celgene shall specify the Code for each item of Printed Matter to be supplied with each order for Products hereunder. All Products delivered to Celgene hereunder shall include the Printed Matter as specified in the Purchase Order for such shipment.

         2.6 INSPECTIONS. Upon reasonable prior written notice, during NPI's regular business hours, and subject to NPI's normal confidentiality and safety regulations governing visitors, Celgene's representatives shall have the right to enter and inspect the facility at which the Products are Manufactured and to receive upon request samples of the Products being Manufactured.

                        ARTICLE 3 - PURCHASE OF PRODUCT

         3.1 PURCHASE OBLIGATION. Celgene shall purchase and receive from NPI, and NPI shall sell and deliver to Celgene or its designated agent Products to be ordered pursuant to the terms hereof in the quantities and timing set forth in each purchase order issued by Celgene (each a "Purchase Order"). The cost of shipping all such Products shall be borne by Celgene. Title and risk to Products shipped by NPI in accordance with the terms and conditions of this Agreement shall pass to Celgene upon acceptance by the Carrier.

                                       3

*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission.

         3.2 PRODUCTION SCHEDULING. At least thirty (30) days prior to the start of each calendar quarter during the Supply Term, Celgene or its designated agent shall, by written notice hereunder, deliver to NPI: (i) a Purchase Order setting forth the Products to be purchased during the next succeeding calendar quarter (the "Next Quarter") and the quantity in amounts at or above the minimum order quantities set forth in Schedule 3.2 hereto and the desired delivery date(s) (which date(s) shall be no more than once per month during the Next Quarter) for each quantity so ordered; and (ii) a written forecast (the "Forecast") of Celgene's expected requirements of Products and the presentation forms thereof for the next three (3) calendar quarters after the Next Quarter, together with the expected quantity and delivery date(s) for each quantity so forecast to be ordered during such quarters. NPI shall provide capacity to accommodate Product volume increases in the Next Quarter and subsequent quarterly forecasts of at least 25%. Celgene may not reject as non-conforming orders filled within 10% of the requested order quantity, provided that the Products are otherwise satisfactory.

                  (a) RELEASE FOR SHIPMENT. NPI shall release for shipment quantities of Product consistent with each Purchase Order. If there is any discrepancy between the terms of a Purchase Order and the terms of this Agreement, the terms of this Agreement shall control.

                  (b) LIMITATIONS. In no event shall NPI be obligated to deliver to Celgene in the Next Quarter more than *** percent (***%) of the total quantity set forth in the last forecast issued by Celgene for the Next Quarter. If the Purchase Order in the Next Quarter is more than *** percent (***%) of the total quantity set forth in such Next Quarter forecast, NPI shall use reasonable efforts to determine feasibility of meeting the Purchase Order request. If feasible, NPI shall produce and invoice Celgene for any premium costs required to deliver the product that exceeds *** percent (***%) of such Next Quarter forecast. If the Purchase Order in the Next Quarter is less than *** percent (***%) of the immediately preceding Next Quarter forecast, NPI shall invoice Celgene a carrying fee for raw materials held in inventory that are reasonably allocable to such shortfall, in an amount equal to *** percent (***%) of NPI's cost of such excess raw materials.

         3.3 TESTING AND CERTIFICATE OF ANALYSIS. NPI shall provide a certificate of analysis ("Certificate of Analysis") to Celgene or its designated agent with each shipment of supplied Product made hereunder. Such Certificate of Analysis shall certify with respect to each shipment and lot (identified by batch/lot or control number): (i) the quantity of the shipment and (ii) that the Product delivered was manufactured in accordance with the Specifications and the Master Batch Records and documented according to requirements of Laws, Rules and Regulations and applicable production standard operating procedures.

         3.4 TESTING UPON DELIVERY. Promptly following receipt of the Products in any shipment, Celgene may check the compliance of such batch with the Specifications. Such compliance check shall be performed by Celgene's quality assurance and control departments and shall be certified by the head of such department (or his/her designee). If Celgene deems that any Products delivered to Celgene hereunder fail to conform to the Specifications, then Celgene shall notify NPI thereof in writing (such notice to include test results) within *** days from delivery of such Products to Celgene, or in the case of Products having Latent Defects, which upon diligent examination in accordance with the quality control testing procedures and

                                       4

*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission.

set out in the Specifications upon receipt could not have been discovered, within *** days after Celgene's discovery of such Latent Defect. Celgene shall retain the non-conforming Products and NPI shall have the right to inspect such Products.

                  (a) UNDISPUTED CLAIMS. NPI shall, if it agrees with Celgene's non-conformance assessment, replace any such Products with an equal quantity of Products complying with the Specifications at no cost to Celgene and without undue delay subject to the provisions of Section 8.3 of this Agreement (force majeure). Celgene shall dispose of any Products which are not in compliance with the Specifications at NPI's cost, and in compliance with all applicable laws, except that, upon request, Celgene shall follow any reasonable instructions from NPI to return such Products to NP1 at NPI's cost.

                  (b) DISPUTED CLAIMS. If NPI does not agree with Celgene's non-conformance assessment, then NPI shall notify Celgene of such disagreement within *** days of receipt of notice of deficiency. If the Parties cannot themselves resolve such disagreement within *** business days of Celgene's receipt of NPI's notice of disagreement, then the matter shall be submitted (without undue delay) to an independent qualified laboratory agreed by the Parties to determine whether the Products in question conform to Specifications. The assessment of such laboratory shall be binding upon the Parties and any related expense shall be borne by the Party whose analysis was in error. In the event that NPI is the Party in error, NPI shall replace the applicable Products in accordance with Section 3.4(a) above as if it had not disputed Celgene's non-conformance assessment.

         3.5 VIOLATIONS. Each Party shall notify the other of any violation of any Laws, Rules and Regulations applicable to the Products alleged by a third party promptly following receipt of notice of such allegation.

                     ARTICLE 4 - PRICING AND PAYMENT TERMS

         4.1 PRICING. The price (the "Price") for Products Manufactured hereunder is shown in Schedule 4.1.

                  (a) MATERIAL PRICES. Starting the January after the first full calendar year of commercial production of Product, NPI may notify Celgene of any changes in Material pricing. Changes to Material pricing may include supplier price increases or decreases, and may include adjustments to yield and scrap losses associated with the overall capability of the manufacturing process. NPI shall provide Celgene with at least *** days' prior written notice of any changes in Material pricing, and NPI shall reasonably substantiate any increase in Material pricing in such written notice. NPI shall have the right adjust Material pricing no more than once in any twelve (12) month period.

                  (b) NON-MATERIAL COSTS. Components of NPI's cost of the Products and the Manufacture thereof, other than the cost of Materials, shall be hereinafter referred to as "Non-Material Costs." Non-Material Costs included in the Price set forth in Schedule 4.1 attached hereto shall be considered firm during the first *** months of commercial production of Product. After such *** month period and for each subsequent *** month period during the

                                       5

*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission.

Supply Term, NPI shall have the right to adjust Non-Material Costs by a percentage equal to the percentage increase in the Producer Price Index published by the Bureau of Labor Statistics, U.S. Department of Labor for the preceding *** month period. Any adjustment to Non-Material Costs shall be effective for all orders received by NPI after written notice of such increase by NPI to Celgene, such notice showing the calculation of such increase.

         4.2 PAYMENT TERMS. The Price for all Product Manufactured hereunder shall be due and owing to NPI net *** days from shipment and notification to Celgene thereof, unless such Product is held for more than *** days, then payment shall be due net *** days from Celgene's receipt of an invoice upon release of such Product. NPI may withhold subsequent deliveries of Product or take other action it deems appropriate should Celgene fail to pay within the stated terms.

         4.3      CAPITAL.  Capital investment to be paid by Celgene is shown in
Schedule 4.3. NPI shall invoice Celgene at time of purchase and payment terms shall be net *** days from the date of Celgene's receipt of an invoice therefor.

         4.4 PRE-PRODUCTION. Validation and other start-up costs to be paid by Celgene are shown in Schedule 4.4. NPI shall invoice Celgene for such services rendered monthly and payment terms shall be net *** days from the date of Celgene's receipt of an invoice therefor.

         4.5 PRODUCT SCRAP. In the event that NPI incurs Product scrap costs which are (i) caused by process capability issues inherent in the production formulation and/or design and (ii) not within the control of NPI or its personnel and (iii) not caused by the failure of NPI and/or its personnel to comply with all Laws, Rules and Regulations with respect to the Manufacture of such Product, Celgene shall replace the API for the Product scrapped at Celgene's expense, and NPI may invoice Celgene for environmental disposal fees actually incurred and documented by NPI for the scrapped Product. NPI shall be responsible for all other costs and expenses associated with such scrapped Product. In the event that NPI incurs Product scrap costs which are (a) not caused by process capability issues inherent in the production formulation and/or design or (b) within the control of NPI or its personnel or (c) caused by the failure of NPI and/or its personnel to comply with all Laws, Rules and Regulations, NPI shall be responsible for all costs and expenses associated with such scrapped Product, including, without limitation, reimbursing Celgene for the out-of-pocket API costs therefore.

                         ARTICLE 5 - CHANGE MANAGEMENT

         5.1 REQUIRED MANUFACTURING CHANGES. With respect to changes to the Specifications or manufacturing process which are required by applicable Laws, Rules and Regulations or by action (or inaction) of any legally-competent government or other regulatory body or authority, or by medical or scientific concerns as to the toxicity, safety, and/or efficacy of the Products (collectively, "Required Manufacturing Changes"), the Parties shall cooperate in making such changes promptly. The cost of effecting Required Manufacturing Changes shall be borne by NPI; provided, however, that if such costs are material and ongoing, Celgene and NPI shall negotiate in good faith a price adjustment to compensate NPI for such material and ongoing costs. In cooperating in making such changes, Celgene shall be responsible for communicating

                                       6

*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission.

with regulatory agencies with respect to the health registrations and marketing authorizations for the Products. Required Manufacturing Changes: (i) do not
include changes to the labeling only (which are dealt with in Section 5.3 hereof), and (ii) do include changes resulting from or arising out of changes to or withdrawal of third party Materials. Celgene shall be responsible for the costs associated with any required change in sourcing of the API, including any regulatory submission charges and process validation costs.

         5.2 DISCRETIONARY MANUFACTURING CHANGES. With respect to changes to the Specifications or the manufacturing process for Products which are not Required Manufacturing Changes (collectively, "Discretionary Manufacturing Changes"), the Parties shall, to the extent commercially reasonable under the circumstances, cooperate in making such changes and the Party initiating such change(s) shall bear all the costs associated with and resulting from any such changes. If the proposed change requires a prospective process validation or regulatory submission, then the costs to execute and resource such validation or submission shall be the responsibility of the initiating Party. All regulatory submissions will be filed by Celgene.

         5.3 LABELING CHANGES. With respect to changes to the Printed Matter, the Parties shall cooperate in making such changes promptly and Celgene shall, unless otherwise agreed, reimburse NPI for all remaining obsolete stock of Products, all inventory of Printed Matter (at NPI's actual out-of-pocket cost plus *** percent (***%)) and all remaining obsolete work in process of Products resulting from any such change or amendment to the Printed Matter. Celgene may, at any time during the Supply Term, change or amend any item of the Printed Matter by notice hereunder, such change or amendment to be effective after appropriate advance written notice thereof.

         5.4 CHANGES TO SPECIFICATIONS. Celgene may make changes to the Specifications from time-to-time, provided that all such changes, including Required Manufacturing Changes, are to be communicated to NPI in writing.

         5.5 AUTHORIZATIONS. During the Supply Term, NPI shall obtain and maintain in force all licenses and authorizations necessary for NPI to Manufacture Products. Celgene shall bear all costs associated with maintenance of the health registrations for the Products. Except as may be required by Sections 5.1 or 5.2 hereof, NPI shall bear the full cost and expense of so obtaining and maintaining such licenses and authorizations. Celgene shall give NPI all help reasonably necessary to assist NPI in so obtaining and maintaining such licenses and authorizations and shall bear the full cost and expense of so assisting NPI. In the event Celgene Products require licenses in a new country or territory, Celgene shall pay the costs of new license requirements.

                  ARTICLE 6 - LIABILITIES AND INDEMNIFICATION

         6.1      REPRESENTATIONS AND WARRANTIES.

                  (a) NPI. NPI hereby represents and warrants to Celgene that (i) it has the power and authority to enter into this Agreement and to perform its obligations hereunder; (ii) all work to be performed under this Agreement, including the Manufacture of all Products,

                                       7

*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission.

shall be performed in a professional manner, in accordance with all applicable Laws, Rules and Regulations, including all health and safety ordinances; and
(iii) NPI has all licenses, permits and other authorizations necessary to fulfill its obligations under this Agreement.

                  (b) CELGENE. Celgene hereby represents and warrants to NPI that (i) it has the power and authority to enter into this Agreement and to perform its obligations hereunder; (ii) it is the owner of all proprietary information, or the holder of licenses thereto, necessary to allow NPI to Manufacture the Products, and, to its knowledge, no Products, when Manufactured in accordance with the Specifications, will infringe upon the rights of any third party; and (iii) it has all licenses, permits, and other authorizations necessary to fulfill its obligations under this Agreement.

         6.2 PRODUCT WARRANTIES. NPI represents and warrants to Celgene that the Products shall, on the date of delivery to the Carrier: (i) meet the requirements therefore set forth in the Specifications; (ii) not be adulterated within the meaning of Section 501 of the United States Food, Drug and Cosmetics Act and the regulations promulgated thereunder as each may be amended from time to time (collectively, the "Act"); and (iii) comply in all material respects with all federal, state and local laws (including without limitation all Laws, Rules and Regulations) applicable to the Manufacture of the Products in accordance with the Specifications. NPI makes no warranties with respect to the Products other than those specifically set forth in this section. No other warranty is expressed or implied by NPI including any warranty of merchantability or fitness for a particular purpose and none shall be implied. Further, all warranties with respect to the Products shall not apply to any Product that is subsequently altered by the Celgene or the Carrier. NPI shall not be liable for Celgene's consequential, incidental, special or indirect damages resulting from the use, handling, transportation, or storage of the Product, even if NPI has been made aware of the possibility of such damages. Except as otherwise set forth herein, the extent of NPI liability shall not exceed contract value.

         6.3 CELGENE INSURANCE. Celgene shall provide NPI with evidence that it has in place the following policies with a reputable and responsible insurance carrier, which shall remain in full force and effect throughout the Supply Term: (i) all risk property insurance policy covering the full replacement cost of Celgene's property in NPI's possession or under its control;
(ii) general liability including product and completed operations coverage in a minimum amount of $*** insuring NPI against liability for injury to persons occurring in, upon, or adjacent to NPI's facilities. Celgene shall provide evidence that NPI has been named as an additional insured under the policies described herein during the Supply Term.

         6.4 NPI INSURANCE. NPI shall provide Celgene with evidence that it has in place with a reputable and responsible insurance carrier, which shall remain in full force and effect throughout the Supply Term, a minimum amount of $*** insuring NPI against liability for Product defects.

         6.5 CELGENE INDEMNITY. Notwithstanding anything to the contrary in this Agreement, Celgene shall indemnify, defend and hold harmless NPI, NPI's affiliates, and each of their respective officers, directors (past, present and future) employees, representatives and

                                       8

*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission.

agents from and against any and all third party claims, loss, damage, liability, payment, and obligation, and all expenses, including without limitation reasonable legal fees (collectively, "Losses") whether such Losses are based in contract, strict liability, negligence, warranty, statutes or regulations, or any other legal theory, including without limitation injury to or death of persons and/or property or contamination of or adverse effect on humans, animals, aquatic life or the environment, based upon, arising out of or otherwise in respect of: (1) the Manufacture, use, sale or distribution of the Products, provided such Products were in compliance with the warranties set forth in the first sentence of Section 6.2, (ii) any claim threatened or brought against NPI alleging that the Specifications for any Product, including the labeling for such Product, violate any applicable United States federal, state, or local rule, regulation, law or ordinance, to the extent that such Specifications were provided to NPI by Celgene, provided such Products were in compliance with the warranties set forth in the first sentence of Section 6.2,
(iii) any inaccuracy in or breach of any representation, warranty, or covenant made by Celgene in this Agreement; (iv) the willful misconduct or any negligent or reckless acts or omissions of any of Celgene's officers, directors, agents, affiliates, employees and/or representatives, or any allegations of the same made by any third party; (v) any claim threatened or brought against NPI alleging that the Manufacture, in accordance with the design or Specifications of any Product, as provided to NPI by Celgene, infringes upon any intellectual property interest of a third party, (vi) any product warranty claim or product liability claim threatened or brought against NPI with respect to the Products, provided such Products were in compliance with the warranties set forth in the first sentence of Section 6.2, and (vii) any claim, including damage to any property, or injury to any person (including Celgene's employees, representatives, agents, associates, or other persons invited by Celgene to inspect NPI's facilities on behalf of Celgene), arising out of, or related to the inspection of NPI's facilities contemplated by Section 2.6 of this Agreement, provided that such damage or injury is not caused by the negligence or willful misconduct of any NPI employee, contractor or agent or any defect in such facilities.

         6.6 NPI INDEMNITY. Notwithstanding anything to the contrary in this Agreement, NPI shall indemnify, defend and hold harmless Celgene and Celgene's affiliates, and each of their respective officers, directors (past, present and future) employees, representatives and agents from and against any and all Losses, based upon, arising out of or otherwise in respect of: (i) the failure of the Products transferred to Celgene hereunder to meet the requirements of Section 6.2 hereof, (ii) bodily injury or property damage in connection with the Manufacture of the Products; (iii) any breach by NPI of any representation, warranty or covenant of this Agreement; or (iv) the willful misconduct or any negligent or reckless acts or omissions of any of NPI's officers, directors, agents, affiliates, employees and/or representatives, or any allegations of the same made by any third party.

         6.7 JOINT NEGLIGENCE. If any Loss incurred by or rendered against either Party is determined by an independent tribunal to be due to the negligence or willful misconduct of both NPI and Celgene, then the Parties shall share the costs attributable to such Loss (including but not limited to the cost of defense thereof) in accordance with the proportion of each Party's relative fault, as determined by the independent tribunal. Each Party shall give the other notice of any Loss to which it believes the preceding sentence applies and the Parties shall cooperate in the defense thereof in accordance with the terms of this Section 6.7.

                                       9

*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission.

         6.8 NOTICE AND OPPORTUNITY TO DEFEND. Promptly after becoming aware of a Loss as to which a Party is entitled to indemnification under this Agreement, such Party (the "Claiming Party") shall notify the other (the "Indemnifying Party") of such Loss. The failure or delay in providing such notice shall not relieve the Indemnifying Party of its obligations other than to the extent it was materially prejudiced by such failure or delay. Upon receipt of such notice, the Indemnifying Party will handle and control the defense of such Loss. If both Parties claim indemnification hereunder for the same Loss or if the Indemnifying Party in good faith rejects the claim of indemnity, then the Claiming Party will handle and control the defense of the Loss against it, pending final resolution of the Parties' respective claims for or with respect to indemnity hereunder. At the time of such resolution, defense costs incurred pursuant to the preceding sentence shall be apportioned between the Parties in the same manner as the Parties share ultimate liability for the underlying Loss pursuant to Sections 6.5, 6.6 or 6.7 hereof. In all cases, the Party not handling and controlling such defense shall cooperate in such defense and may, at its own expense, participate in such defense through counsel of its choice. An Indemnifying Party shall not dispose of or agree to dispose of a Loss without the prior written approval of the Claiming Party which approval shall not be unreasonably withheld, conditioned or delayed.

                        ARTICLE 7 - TERM AND TERMINATION

         7.1 TERM. Subject to the provisions of Section 7.2 hereof, the initial term of this Agreement shall commence on the Agreement Date and shall continue in full force and effect, unless otherwise terminated earlier, for a period of *** months from the commencement date of commercial production. The term of this Agreement shall be extended automatically for *** terms unless Celgene gives NPI written notice at least *** before the expiration of the then-current term that the term shall not be extended.

         7.2 TERMINATION. This Agreement may not be terminated at any time except in accordance with the terms and conditions of Section 7.2.

                  (a) DEFAULT. This Agreement may be terminated by written notice by either Party if the other Party breaches any material provision of this Agreement and does not remedy such breach within *** days of written notice of breach unless such breach cannot be remedied within such *** day period, in which case such breach must be remedied as soon as commercially reasonable diligence will permit.

                  (b) TERMINATION WITHOUT CAUSE. Celgene may, at any time, terminate its obligation to purchase or supply Product, by giving written notice to NPI at least *** days prior to the effective date of such termination.

                  (c) TERMINATION WITH CAUSE. Either Party may terminate this Agreement at any time effective upon delivery of written notice of such termination, upon the occurrence of any of the following: (i) improper assignment of this Agreement by the non-terminating Party; (ii) an assignment for the benefit of creditors by the non-terminating Party; or (iii) commencement of voluntary or involuntary liquidation proceedings by the non-terminating Party.

                                       10

*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission.

         7.3 EFFECTS OF TERMINATION. Except in the event of a termination of this Agreement by Celgene pursuant to Sections 7.2(a) or (c), if NPI has quantities of raw materials or packaging materials in excess of Celgene requirements therefore after expiration or termination of this Agreement, or if NPI is required to order quantities of such raw materials or packaging materials in excess of Celgene requirements therefore after termination of this Agreement, Celgene shall, upon such termination, purchase all finished product at the agreed prices and such Materials at NPI out-of-pocket cost plus *** percent (***%) F.O.B. producing plant.

                         ARTICLE 8 - GENERAL PROVISIONS

         8.1 CONFIDENTIALITY. During the Supply Term, and for a period of five (5) years thereafter, the Parties, and all of their respective employees, agents, representatives, and advisors, shall maintain in confidence all of the other Party's Confidential Information, and shall not disclose Confidential Information to any third party, or use Confidential Information in any way or for the benefit of any person other than as expressly permitted in this Agreement. For the purposes of this covenant, the Parties shall have no obligation with respect to any information which: (i) has been either published or is otherwise in the public domain or subsequently enters the public domain without breach of the confidentiality obligations hereunder; (ii) is lawfully acquired from a third party under no obligation of confidentiality, directly or indirectly, to the owner of the Confidential Information; or (iii) is legally required to be disclosed pursuant to applicable law, regulation, court order or in connection with a legal proceeding. If either Party is required by law to disclose the other's Confidential Information, the disclosing Party will promptly notify the owner of the Confidential Information of the requirement and will cooperate in all reasonable respects with the owner of the Confidential Information to limit the amount of information to be disclosed.

         8.2      INTELLECTUAL PROPERTY.

                  (a)      NPI agrees that any and all right, title and interest
in and to any patentable and/or copyrightable material, notes, data, results, records, inventions, improvements, developments, discoveries and trade secrets made, conceived, reduced to practice, or discovered in the Manufacture of
Products that consists of or relates to the Products, the use, formulation or manufacture thereof, or any other material, product or process belonging to Celgene or its licensors, or to any improvement(s), enhancement(s) or refinement(s) of any of same, shall be the sole property of Celgene ("Celgene Inventions"). NPI further agrees to assign (or cause to be assigned) and does hereby assign fully to Celgene all such Celgene Inventions and any patents, copyrights or other intellectual property rights relating thereto. In addition, to the extent allowed by law, any Celgene Inventions which constitute copyrightable subject matter shall be considered "works made for hire" as that term is defined in the United States Copyright Act. All Celgene Inventions and any information with respect thereto shall be deemed Confidential Information hereunder and be subject to the confidentiality provisions of Section 8.1 above.

                  (b) Upon the termination of this Agreement, or upon Celgene's earlier request, NPI will deliver to Celgene all of Celgene's property relating to, and all tangible embodiments of, Celgene Inventions in NPI's possession or control.

                                       11

*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission.

                  (c) NPI agrees to assist Celgene, or Celgene's designee, at Celgene's expense, to obtain and from time to time enforce and defend Celgene's rights in the Celgene Inventions and any copyrights, patents or other intellectual property rights relating thereto in any and all countries, and to execute all documents reasonably necessary for Celgene to do so.

                  (d) NPI agrees that if Celgene is unable because of NPI's unavailability, dissolution, or for any other reason, to secure NPI's signature to apply for or to pursue any application for any United States of America or foreign patents or copyright registrations covering the Celgene Inventions, then NPI hereby irrevocably designates and appoints Celgene and Celgene's duly authorized officers and agents as NPI's agent and attorney-in-fact, to act for and in NPI's behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents and copyright registrations thereon with the same legal force and effect as if executed by NPI.

                  (e) NPI represents and warrants that each employee and independent contractor of NPI has executed a written agreement with NPI sufficient for NPI to fulfill its obligations to Celgene under this Section 8.2, including, without limitation, an obligation on the part of each such employee and independent contractor to assign any and all Celgene Inventions to NPI.

         8.3      FORCE MAJEURE.

                  (a) NPI shall not be subject to any liability for delay in performance or nonperformance hereunder as a result and to the extent of contingencies and circumstances beyond its reasonable control (including, but not limited to, fire, flood, or other natural catastrophe, strike, labor trouble, accident, riot, war, act of governmental authority, or act of God) interfering with the Production, supply, transportation or receipt of Product or with the supply of any Materials used in the Manufacture thereof.

                  (b) Except where the nature of the event shall prevent it from doing so, if NPI suffers such force majeure it shall promptly notify Celgene in writing after the occurrence of such force majeure and shall in every instance, to the extent reasonable and lawful under the circumstances, use its best efforts to remove or remedy such cause with all reasonable dispatch.

                  (c) When the force majeure conditions in question cease to exist, NPI shall promptly notify Celgene in writing about the force majeure termination.

                  (d) Should a circumstance of force majeure prevent performance of this Agreement by NPI for a continuous three (3) month period, Celgene may terminate this Agreement upon thirty (30) days written notice, provided that such notice is given during the continuance of such force majeure.

         8.4 SEVERABILITY. If any provision of this Agreement is found or declared to be invalid or unenforceable by any court or other competent authority having jurisdiction, such finding or declaration will not invalidate any other provision hereof and this Agreement shall thereafter continue in full force and effect, except that such invalid or unenforceable provision, and (if necessary) other provisions thereof, shall be reformed by a court of competent jurisdiction

                                       12

*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission.

so as to effect, insofar as is practicable, the intention of the Parties as set forth in this Agreement, provided that if such court is unable or unwilling to effect such reformation, the invalid or unenforceable provisions shall be deemed deleted to the same extent as if they had never existed.

         8.5 GOVERNING LAW; VENUE. The provisions of this Agreement shall be governed in the internal laws of the State of New Jersey, USA without regard to the conflict of laws and rules thereof. Any action, suit or other proceeding initiated by either Party hereto under or in connection with this Agreement may be brought in any Federal or state court in the State of New York having jurisdiction over the subject matter thereof as the Party bringing such action, suit or proceeding shall elect. The Parties hereby submit themselves to the jurisdiction of any such court and agree that service of process on them in any such action, suit or proceeding may be effected by the means by which notices are to be given to it under this Agreement.

         8.6 REMEDIES. No right or remedy herein conferred upon the Parties is intended to be exclusive of any other right or remedy, and each and every right or remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute.

         8.7 ATTACHMENTS. The attachments to this Agreement are hereby incorporated in and made a part of this Agreement. The Parties may, by mutual consent, amend any attachment hereto at any time during the term hereof by executing a version of such attachments dated after the then current version thereof.

         8.8 WAIVER: AMENDMENT. Any waiver by either Party hereto of a breach or a default of any provision of this Agreement by any other Party hereto shall not be construed as a waiver of any succeeding breach of the same or any other provision, nor shall any delay or omission on the part of any Party hereto to exercise or avail itself of any right, power or privilege that it has or may have hereunder operate as a waiver of any such right, power or privilege by such Party. Any amendment or supplementation of this Agreement shall be effective only if in writing signed by both of the Parties hereto.

         8.9      COUNTERPARTS.   This   Agreement   may  be   executed  in  two
counterparts, each of which shall be deemed an original but both of which together shall constitute one and same instrument. The Parties have agreed that for this purpose, facsimile signatures will be accepted as originals.

         8.10 SURVIVAL. The provisions of Sections 2.1(c), 2.1(e), 2.2, 3.4, 3.5, 6.1, 6.2, 6.5, 6.6, 6.7, 6.8 and 7.3 and Article 8 shall survive the expiration or termination of this Agreement for as long as necessary to permit their full discharge.

         8.11 ENTIRE AGREEMENT. This Agreement and all exhibits and attachments hereto constitute the full understanding of the Parties, a complete allocation of risk between them, and a complete and exclusive statement of the terms and conditions of their agreement relating to the Manufacture of Product hereunder and supersedes and replaces any and all prior or contemporaneous agreements, arrangements, understandings, and negotiations, whether written or oral, that may exist between the Parties with respect to the subject matter hereof.

                                       13

*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission.

Except as provided otherwise in this Agreement, no conditions, usage of trade, course of dealing or performance, understanding or agreement purporting to modify, vary, explain or supplement the terms or conditions of this Agreement shall be binding on the Parties unless described as a modification or amendment of this Agreement made in writing and signed by the Parties to be bound. No modification hereof shall be effected by the acknowledgement or acceptance of any purchase order or shipping instruction forms containing terms and conditions at variance with those set forth in this Agreement.

         8.12 ASSIGNMENT. Neither this Agreement nor any claim arising directly or indirectly out of or in connection with the performance of either Party hereunder shall be assignable by either Party hereto without the prior written consent of the other Party, which shall not be unreasonably withheld. The foregoing shall not include merger or acquisition of either Party, or an assignment by Celgene to an affiliate of Celgene or to any successor in interest (by license or otherwise) to Celgene's business with respect to the Product, but in any event, notification must be provided in writing within *** days of any such merger, acquisition, or assignment. No such assignment or transfer shall relieve or release the assignor or transferor from any of its liabilities or obligations under this Agreement.

         8.13 NOTICE. All communications under this Agreement shall be in writing and shall be either faxed, sent by courier (Federal Express or equivalent), or mailed by first-class mail, postage pre-paid, to the fax number and/or address specified below. If faxed, such communication shall be deemed to be given when sent; provided, however, that such fax shall be confirmed by sending a hard copy by courier or first-class mail (by methods specified herein) within one (1) working day of the sending of such fax. If sent by courier or mailed by first-class mail as specified below, such communication shall be deemed to be given either two (2) business days after sending (for communication sent by courier) or five (5) business days after mailing (for communication sent by mail). Either Party may change its address for notice purposes by complying with the provisions of this Section 8.13. All communications hereunder shall be sent:

                  (a)      if to NPI, at its  address  shown below or such other
                           address   as  it  may  give  to   Celgene  by  notice
                           hereunder:

                                     President
                                     OSG Norwich Pharmaceuticals, Inc.
                                     6826 State Highway 12
                                     Norwich, NY  13815
                                     Fax:  (607) 335-3100

                  (b) if to Celgene, at its address shown below or such other address as it may give to NPI by notice hereunder:

                                     President
                                     Celgene Corporation
                                     7 Powder Horn Drive
                                     Warren, NJ  07059
                                     Fax:  732-805-3931

                                      14

*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission.

                                     with a copy to: ***
                                                     Celgene Corporation
                                                     7 Powder Horn Drive
                                                     Warren, NJ  07059
                                                     Fax:  732-805-3931

                                     [End of text; signature page follows]

                                       15

*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission.

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

CELGENE                                     OSG NORWICH PHARMACEUTICALS,
                                            INC.

(Celegne)                                   (NPI)

By:                                         By:


***                                         ***
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TITLE:                                      TITLE:

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                                       16

*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission.